Amplifying Global Communications

RESOLUTIONS TO BECOME A DIRECTOR

Amplitech Group Inc., a duly formed corporation in the State of Nevada, offered a position of Director of the Board of Directors to Henry Val and Louisa Sanfratello

The undersigned, having considered the offer and the position accepts such position by virtue of this letter.

We understand that we will be a DIRECTOR of the Board of Directors and use my expertise with respect those products, technologies and theories in my field of endeavor and for which I possess experience and expertise.
We do consent to the release of our Curriculum Vitae by the Company in conjunction with my acceptance of the position. Upon these terms, we agree to be DIRECTORS of the Board until we resign or am asked to resign.

Respectfully,

By: ______________________ Dated 1/22/18
Henry Val

By: ______________________ Dated 1-22-2018
Louisa Sanfratello

Agreed to and accepted:

By: ______________________
Fawad Maqbool